UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2020

HYCROFT MINING HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8181 E. Tufts Avenue, Suite 510 Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)

(303) 253-3267
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market
Warrants to purchase Common Stock	HYMCZ	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On November 9, 2020, Hycroft Mining Holding Corporation (the “Company”) issued a press release reporting the Company’s third quarter operating and financial results for the quarter ending September 30, 2020. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 7.01.    Regulation FD Disclosure.
On November 9, 2020, the Company issued a notice of adjustments (the “Warrant Adjustment Certificate”) to holders of certain of its warrants (the “Seller Warrants”) issued by Hycroft Mining Corporation (“Seller”) pursuant to that certain Warrant Agreement, dated October 22, 2015 (the “Seller Warrant Agreement”), by and between Seller and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively as the initial warrant agent. The Seller Warrant Agreement and the Seller Warrants issued thereunder were assumed by the Company, with Continental Stock Transfer & Trust Company LLC as the successor warrant agent, in connection with the closing of the Company’s business combination on May 29, 2020 between the Company and Seller. In connection with the Company’s recent underwritten public offering of units, each unit consisting of one share of its Class A Common Stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of its Common Stock at an exercise price of $10.50 per share, the Company determined that certain adjustments were required to be made to the terms of the Seller Warrants as a result of the issuance by the Company in the public offering of 4,951,388 units to “Restricted Persons” under the Seller Warrant Agreement.
As a result of the adjustments required under the Seller Warrant Agreement, (1) the exercise price of each Seller Warrant decreased from $44.82 per share of Common Stock to $41.26 per share of Common Stock; and (2) the number of shares of Common Stock issuable upon exercise of each Seller Warrant increased from 0.25234 to 0.27411. Accordingly, as adjusted, the aggregate number of shares of Common Stock issuable upon full exercise of the 12,721,623 outstanding Seller Warrants increased from 3,210,213 shares to 3,487,168 shares of Common Stock.
The foregoing summary of the Warrant Adjustment Certificate is qualified in its entirety to the terms of the Warrant Adjustment Certificate attached as Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020.
The press release referred to in Item 2.02 above also announced the adjustments to the Seller Warrants described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in Items 2.02 and 7.01 herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.
EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Hycroft Mining Holding Corporation dated November 9, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
*       Furnished pursuant to Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2020	Hycroft Mining Holding Corporation

By:	/s/ Stanton Rideout
Stanton Rideout Executive Vice President and Chief Financial Officer